SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

  FORM 8-K

 Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2004

BRINKER INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-10275 (Commission File Number)	74-1914582 (IRS Employment Identification No.)

6820 LBJ Freeway
Dallas, Texas 75240
(Address of principal executive offices)

 Registrant's telephone number, including area code    972-980-9917

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

____     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

____     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR         240.14d-2(b)).

____     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c)).

Section 1 - Registrant's Business and Operations

 Item 1.01.  Entry into a Material Definitive Agreement

On October 6, 2004, Brinker International, Inc. ("Brinker") executed a five-year revolving credit facility (the "Credit Facility") totaling $300 million, which replaces a five-year facility in the amount of $275 million that was set to expire in December 2005 (the "Old Facility").  The Credit Facility was obtained for general corporate purposes.  Citigroup Global Markets Inc. arranged the Credit Facility on behalf of Brinker.  Citibank, N.A. will serve as Administrative Agent for the Credit Facility, with Bank of America, N.A. and JP Morgan Chase Bank serving as Co-Syndication Agents.  The Credit Facility was syndicated among 9 bank participants.

Under the terms of the Credit Facility, Brinker may borrow up to the maximum borrowing limit of $300 million, and may increase the maximum borrowing limit to $350 million.  The interest rate for borrowings under the Credit Facility ranges from 0.31% to 1.00% over the "London Interbank Offered Rate" ("LIBOR") or 0.00% over an alternative Base Rate, which is the greater of the Citibank, N.A. base rate or the Federal Funds Rate plus 0.50%.  The exact spread over LIBOR will depend upon the rating by Moody's Investors Service, Inc. and Standard & Poors Rating Service of Brinker's outstanding public debt.  Interest on any outstanding borrowings under the Credit Facility is payable at least quarterly.

The Credit Facility is unconditionally guaranteed by Brinker's principal domestic subsidiary and contains financial covenants relating to the maintenance of leverage and fixed charge coverage ratios.  The Credit Facility also contains affirmative and negative covenants including, among other things, limitations on certain additional indebtedness, guarantees of indebtedness, investments and certain other transactions as defined in the agreement.  These covenants, as well as the conditions to each borrowing, are substantially similar to those contained in the Old Facility.

Section 2 - Financial Information

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangement of a Registrant

The information described above under "Item 1.01 Entry into a Material Definitive Agreement" is hereby incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(c)               Exhibits

                   99.1  Credit Agreement dated as of October 6, 2004 among Brinker International, Inc., Brinker Restaurant Corporation, Citibank, N.A., as Administrative Agent, Bank of America, N.A., and JP Morgan Chase Bank, as Co-Syndication Agents, and the remaining bank syndication participants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRINKER INTERNATIONAL, INC.

Date: October 7, 2004	By: /s/ Douglas H. Brooks
Douglas H. Brooks
President and Chief Executive Officer